Structured Asset Trust Unit Repackagings (Saturns)
Corporate Bond TRACERS Units
CBT Series 2003-1 Units Trust
CUSIP NO. 12496DAA5
Distribution Date November 26, 2012
U.S. Bank National Association, as Trustee for the Trust, hereby gives notice with respect to the Distribution Date as follows:
The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, is as set forth below:
Beginning
Principal Amount
Principal Payment
Ending Principal
Amount
Fixed Rate Accrual Days Day Count
Fixed Interest
Amount Due
Aggregate
Interest Due
and Unpaid
Total
Distribution
$14,000,000.00 $0.00 $14,000,000.00
4.85600% 30 30/360
$56,653.33 $0.00 $56,653.33
Additional Information
57,391.65 $
41,750.00 $
416.67 $
321.65 $
CUSIP Moody's S & P Moody's Date S & P Date
12496DAA5
A3 A- Baa2 20-Sep-12 BBB- 5-Mar-10
Underlying Security Moody's S&P
Maturity Date
CUSIP No.
Beginning
Principal
Balance
INT Payment
Received
PRI Payment
Received
Ending Principal
Balance
Bank of America Corporation 4.875% Senior Notes due 2013 Baa2 A- January 15, 2013 060505AX2 1,000,000.00 1,000,000.00
Bank One Corporation 5.25% Subordinated Notes due 2013 A3 A- January 30, 2013 06423AAS2 1,000,000.00 1,000,000.00
Boeing Capital Corporation 5.80% Senior Notes due 2013 A2 A January 15, 2013 097014AH7 1,000,000.00 1,000,000.00
Campbell Soup Company 5.00% Notes due 2012 A2 BBB+ December 3, 2012 134429AR0 1,000,000.00 1,000,000.00
Duke Energy Corporation 5.625% Senior Notes due 2012 A3 BBB+ November 30, 2012 264399EF9 1,000,000.00 1,000,000.00
General Electric Company 5% Notes due 2013 Aa3 AA+ February 1, 2013 369604AY9 1,000,000.00 1,000,000.00
The Goldman Sachs Group, Inc. 4.750% Notes due 2013 A3 A- July 15, 2013 38141GDK7 1,000,000.00 1,000,000.00
John Deere Capital Corporation 5.10% Global Debentures due January 15, 2013 A2 A January 15, 2013 244217BK0 1,000,000.00 1,000,000.00
Johnson & Johnson 3.80% Debentures due May 15, 2013
Aaa
AAA May 15, 2013 478160AM6 1,000,000.00 $19,000.00 1,000,000.00
Limited Brands, Inc. 6.125% Notes due December 1, 2012 Ba2 BB- December 1, 2012 532716AH0 1,000,000.00 1,000,000.00
Marsh and McLennan Companies, Inc. 4.850% Senior Notes due 2013 Baa2 BBB February 15, 2013 571748AJ1 1,000,000.00 1,000,000.00
Merck & Co., Inc. 4.375% Notes due 2013 Aa3 AA February 15, 2013 589331AH0 1,000,000.00 1,000,000.00
Verizon Virginia Inc. 4.625% Debentures, Series A, due 2013 WR A- March 15, 2013 92345NAA8 1,000,000.00 1,000,000.00
Wal-Mart Stores, Inc. 4.55% Notes Due 2013
Aa2 AA May 1, 2013 931142BT9 1,000,000.00 $22,750.00 1,000,000.00
14,000,000.00
TOTAL
COLLECTED $41,750.00 $0.00 14,000,000.00
*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.
It is included for the convenience of the Holders.
Current Ratings
Original Ratings
To the Holders of:
Swap Counterparty Payment Amount to Trustee
Trustee Payment to Swap Counterparty
Trustee Fees
Expense Account Deposit
Original Ratings